EXHIBIT 99.1

ASP Isotopes Inc. Provides Production Update on the Renergen Helium Project

This Production Update reports operational progress since April 2025, following bridge loan funding provided by ASP Isotopes Inc. (“ASPI”) (prior to the completion of ASPI’s acquisition of Renergen), and highlights measurable improvements in drilling execution, gas production, subsurface confidence, and commercial readiness since ASPI involvement.

Key highlights include:

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Investment has augmented existing operational capacity. Management estimates the plant is now processing approximately 60% more gas as a result of improvements and new production wells tied to the plant.

•	Significant improvement in subsurface capability following the engagement of Kinley Exploration:

for the first time on the project, a globally recognised independent exploration, drilling and reservoir modelling specialist has been embedded post-restart, bringing industry-standard geological modelling, target allocation, well design and drilling expertise.

•	Direct impact from Kinley Exploration now evident in drilling outcomes:

wells are being drilled against modelled and delineated gas targets, resulting in higher accuracy gas intersections, and more efficient drilling, reducing time and cost per successful well compared to pre-April 2025 operations.

•	Consistently high drilling success rates post-restart:
15 gas intersections achieved since the restart, representing up to approximately 80% drilling success, reflecting improving understanding of the reservoir.

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•	Commercial readiness materially advanced alongside production progress. Management estimates approximately 60% of Phase 1 LNG offtake is signed and contracted with industrial customers, with the balance in advanced contracting across trucking and water sector demand, enabling immediate monetisation as volumes come online.
•	Clear helium commercial pathway established:

initial domestic supply agreements are in place, with helium volumes expected to be sold through a combination of supply agreements and spot markets, and scope to secure long-term take-or-pay contracts following a period of demonstrated reliable export supply.

•	Operational progress supports a clear path to earnings generation:

based on current drilling performance, plant readiness, and contracted LNG volumes, the project remains on track to achieve positive operational cash flow before the end of 2026, consistent with previously communicated expectations.

•	Early evidence of additional upside beyond previously assessed reserves:

multiple productive gas intersections in a shallow sandstone reservoir — not included in prior reserve assessments — indicate potential additional production and reserve upside, with further evaluation underway.

Dallas, TX, January 29, 2026 (GLOBE NEWSWIRE) — ASP Isotopes Inc. (NASDAQ: ASPI) (“ASP Isotopes” or the “Company”) today provided a production update on the Renergen Helium Project following the completion of the Company’s acquisition of Renergen Limited on January 6, 2026.

Due to the detail the Company wished to communicate, this written update is provided in lieu of the virtual investor update referenced in the Company’s January 7, 2026 press release.

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Executive Summary

Phase 1C of the Renergen Helium Project continues to progress toward full commercial operation. Since the restart of operations in April 2025, following bridge loan funding by ASP Isotopes prior to completion of the acquisition of Renergen, the project has advanced materially across drilling execution, gas production, plant readiness, and commercial contracting. These developments represent a meaningful improvement in operational performance compared to the period prior to ASPI’s involvement. Based on current progress, management expects the project to achieve positive operational cash flow before the end of 2026.

Plant Commissioning and Operations

Following the restart of drilling and production activities in April 2025, the Phase 1 processing plant has been progressively upgraded to support increased gas throughput and stable operations as additional wells are brought online. Since ASP Isotopes began funding the project, management estimates that gas throughput has increased by approximately 60%.

Key elements of the plant build and upgrade program include:

•	Installation of an additional compressor station, increasing overall compression capacity
•	Completion of a dewar filling system optimisations to enable efficient liquid helium offtake while the plant ramps to full capacity
•	Cold box and system modifications designed to support stable cryogenic operations and improved plant availability

Final commissioning activities are ongoing, including commissioning of Compressor Station C, which is expected to be completed by the end of the first quarter of 2026.

To support operational continuity during planned maintenance periods, two additional 220 m³ storage tanks have been ordered for installation in 2027. An additional CO₂ scrubber has also been installed to accommodate a wider range of gas compositions.

Drilling and Subsurface Evaluation

Since the restart of operations in April 2025, the drilling and subsurface program has focused on increasing gas supply while materially improving geological confidence. A key change post-restart has been the engagement of Kinley Exploration, an independent exploration, well design, drilling and reservoir modelling specialist, to support seismic interpretation, reservoir modelling, well placement, well design and drilling execution. This represents a departure from prior drilling approaches and has directly informed improved target selection and well design.

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To date:

•	15 of 18 wells drilled in the fractured reservoir intersected gas
•	Four of the 18 wells were drilled into a newly identified sandstone reservoir at shallow depths (less than 400 meters), with gas intersections confirmed in two completed wells. This sandstone reservoir is not included in existing independent reserve assessments, and further flow testing and evaluation are underway.
•	Drilling in the fractured reservoir has confirmed that gas-bearing zones extend deeper than previously drilled
•	A trial workover of an existing well has materially increased gas flow rates, and similar workovers are planned for additional wells

These results are consistent with the high drilling success rates reported since the April 2025 restart. Based on these results, management believes the drilling outcomes support the accuracy of the current subsurface model. Drilling activities have experienced schedule adjustments due to deeper-than-anticipated target depths, water management requirements, land access coordination, and localized impacts from historical underground mining. The Company continues to expect completion of the current drilling campaign during the first half of 2026.

Gas Gathering Infrastructure

Gas gathering infrastructure continues to expand as additional production wells are brought online. Work completed to date includes:

•	Tie-in of new production wells to the processing facility
•	Upgrades to low-point drains and pipeline components to improve gas flow
•	Completion of dynamic hydraulic modelling to support future well tie-ins and system optimization

Overall gas gathering infrastructure is estimated to be more than 70% complete and will continue to be expanded on a well-by-well basis as new production wells are drilled and commissioned.

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To improve power reliability, the Company has finalized designs and approvals to connect Compressor Station A to the main 33 kV supply feeding the processing plant. This upgrade is expected to be implemented during the second half of 2026.

Commercial and Market Development

In parallel with improved drilling outcomes and increased gas availability post-restart, the Company has advanced commercial pathways for both Helium and LNG.

Renergen has supplied LNG to industrial customers since 2022. During the fourth quarter of 2025, the Company completed a pilot program with Time Link Cargo involving dedicated LNG-powered Volvo trucks operating in the logistics sector. Further to this pilot, a supply agreement with a transport customer is expected, subject to the successful completion of a dual-fuel LNG pilot planned to commence in the first quarter of 2026.

Outlook

During 2026, the Company expects to focus on:

•	Completion of the Phase 1 drilling campaign during the first half of the year
•	Advancing toward positive operational cash flow by the end of 2026
•	Completion of Phase 1 project commissioning during the second half of the year
•	Initiating pre-development activities for Phase 2, including further exploration drilling, seismic acquisition, and evaluation of expansion options

Management believes that continued drilling in both the sandstone and fractured reservoirs, together with expanded seismic coverage, is expected to further improve the geological model and support future reserve growth and development.

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About ASP Isotopes Inc.

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

There is a growing demand for isotopes such as Silicon-28 for enabling quantum computing; Molybdenum-100, Molybdenum-98, Zinc-68, Ytterbium-176, and Nickel-64 for new, emerging healthcare applications, as well as Chlorine-37, Lithium-6, Lithium-7 and Uranium-235 for green energy applications. The ASP Technology (Aerodynamic Separation Process) is ideal for enriching low and heavy atomic mass molecules. For more information, please visit www.aspisotopes.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the future of the Company’s enrichment technologies, the market demand for Silicon-28, and the commencement of supply of enriched isotopes to customers. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements can be identified by words such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might,” and words of a similar nature. Examples of forward-looking statements include, among others but are not limited to, statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results, financial condition, and events may differ materially from those indicated in the forward-looking statements based upon a number of factors. Forward-looking statements are not a guarantee of future performance or developments. You are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. There are many important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to, risks related to: integration of the Company’s and Renergen’s businesses and the ability to realize the anticipated synergies and benefits of the acquisition of Renergen; disruption from the acquisition of Renergen making it more difficult to maintain business and operational relationships; the negative effects of the consummation of the acquisition of Renergen on the market price of the Company’s securities; significant transaction costs and unknown liabilities; litigation or regulatory actions related to the acquisition of Renergen; the Company’s inability to manage growth; the outcomes of various strategies and projects undertaken by the Company; the potential impact of laws or government regulations or policies in South Africa, the United Kingdom or elsewhere; our reliance on the efforts of third parties; our ability to complete the construction and commissioning of our enrichment plants or to commercialize isotopes using the ASP technology or the Quantum Enrichment Process; our ability to obtain regulatory approvals for the production and distribution of isotopes; the financial terms of any current and future commercial arrangements; our ability to complete certain transactions and realize anticipated benefits from acquisitions; contracts, dependence on our Intellectual Property (IP) rights; certain IP rights of third parties; the competitive nature of our industry; and such other factors as are set forth in the periodic reports filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those disclosed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, quarterly reports on Form 10-Q, and in the Company’s other filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. This press release includes market and industry data and forecasts that we obtained from internal research, publicly available information and industry publications and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Unless otherwise noted, statements as to our potential market position relative to other companies are approximated and based on third-party data and internal analysis and estimates as of the date of this press release. We have not independently verified this information, and it could prove inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data-gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the information and forecasts from sources cited herein. No information in this press release should be interpreted as an indication of future success, revenues, results of operation, or stock price. All forward-looking statements herein are qualified by reference to the cautionary statements set forth herein and should not be relied upon.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

Telephone: 561-709-3043

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